Exhibit 99.3

HMN FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	December 31,
(Dollars in thousands except per share data)	2024	2023
	(unaudited)
Assets
Cash and cash equivalents	$11,970	11,151
Securities available for sale:
Mortgage-backed and related securities (amortized cost $152,928 and $179,366)	140,489	161,414
Other marketable securities (amortized cost $49,441 and $54,112)	49,636	53,680
Total securities available for sale	190,125	215,094

Loans held for sale	3,470	1,006
Loans receivable, net	856,662	845,692
Accrued interest receivable	3,584	3,553
Mortgage servicing rights, net	2,656	2,709
Premises and equipment, net	15,958	15,995
Goodwill	0	802
Prepaid expenses and other assets	4,751	3,962
Deferred tax asset, net	6,036	7,171
Total assets	$1,095,212	1,107,135

Liabilities and Stockholders’ Equity
Deposits	$952,821	976,793
Federal Home Loan Bank advances and other borrowings	12,700	13,200
Accrued interest payable	2,920	2,399
Customer escrows	3,022	2,246
Accrued expenses and other liabilities	9,670	4,790
Total liabilities	981,133	999,428
Commitments and contingencies
Stockholders’ equity:
Serial-preferred stock ($.01 par value): authorized 500,000 shares; issued 0	0	0
Common stock ($.01 par value): authorized 16,000,000 shares; issued 9,128,662 outstanding 4,438,267 and 4,457,905	91	91
Additional paid-in capital	42,756	41,235
Retained earnings, subject to certain restrictions	142,656	142,278
Accumulated other comprehensive loss	(8,787)	(13,191)
Unearned employee stock ownership plan shares	0	(870)
Treasury stock, at cost 4,690,395 and 4,670,757 shares	(62,637)	(61,836)
Total stockholders’ equity	114,079	107,707
Total liabilities and stockholders’ equity	$1,095,212	1,107,135

See accompanying notes to condensed consolidated financial statements (unaudited).

HMN FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Interest income:
Loans receivable	$11,356	10,549	33,146	29,171
Securities available for sale:
Mortgage-backed and related	434	566	1,421	1,818
Other marketable	575	269	1,542	612
Other	44	143	879	336
Total interest income	12,409	11,527	36,988	31,937

Interest expense:
Deposits	4,879	3,614	14,689	7,966
Customer escrows	0	4	0	59
Advances and other borrowings	92	106	113	318
Total interest expense	4,971	3,724	14,802	8,343

Net interest income	7,438	7,803	22,186	23,594

Provision for credit losses	39	318	(476)	566
Net interest income after provision for credit losses	7,399	7,485	22,662	23,028

Non-interest income:
Fees and service charges	752	857	2,248	2,495
Loan servicing fees	399	390	1,173	1,181
Gain on sales of loans	649	463	1,576	1,092
Other	681	474	1,601	1,318
Total non-interest income	2,481	2,184	6,598	6,086

Non-interest expense:
Compensation and benefits	5,620	4,455	14,737	13,719
Occupancy and equipment	833	893	2,565	2,757
Data processing	598	566	1,712	1,616
Professional services	161	245	736	774
Goodwill impairment charge	0	0	802	0
Merger related expenses	2,167	0	2,667	0
Other	1,233	1,122	3,609	3,565
Total non-interest expense	10,612	7,281	26,828	22,431
(Loss) income before income tax expense	(732)	2,388	2,432	6,683
Income tax (benefit) expense	(45)	890	831	2,130
Net (loss) income	(687)	1,498	1,601	4,553
Other comprehensive income (loss), net of tax	3,580	(1,688)	4,404	1,263
Comprehensive income (loss) available to common stockholders	$2,893	(190)	6,005	5,816
Basic (loss) earnings per share	$(0.16)	0.34	0.37	1.05
Diluted (loss) earnings per share	$(0.16)	0.34	0.37	1.04

See accompanying notes to condensed consolidated financial statements (unaudited).

HMN FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders' Equity
For the Three and Nine Months Ended September 30, 2024 and 2023

(unaudited)

					Unearned
				Accumulated	Employee
		Additional		Other	Stock		Total
	Common	Paid-In	Retained	Comprehensive	Ownership	Treasury	Stockholders’
(Dollars in thousands)	Stock	Capital	Earnings	Loss	Plan Shares	Stock	Equity

Balance, June 30, 2024	$91	41,280	143,782	(12,367)	(772)	(61,671)	110,343
Net loss			(687)				(687)
Other comprehensive income				3,580			3,580
Dividends paid to stockholders-$0.10 per share			(439)				(439)
Stock options exercised		(350)				734	384
Amortization of restricted stock awards		48					48
Employee stock ownership plan termination		1,154			546	(1,700)	0
Earned employee stock ownership plan shares		624			226		850
Balance, September 30, 2024	$91	42,756	142,656	(8,787)	0	(62,637)	114,079

Balance, December 31, 2023	$91	41,235	142,278	(13,191)	(870)	(61,836)	107,707
Net income			1,601				1,601
Other comprehensive income				4,404			4,404
Dividends paid to stockholders-$0.28 per share			(1,223)				(1,223)
Stock options exercised		(350)				734	384
Restricted stock awards		(166)				166	0
Stock awards withheld for tax withholding						(1)	(1)
Amortization of restricted stock awards		143					143
Employee stock ownership plan termination		1,154			546	(1,700)	0
Earned employee stock ownership plan shares		740			324		1,064
Balance, September 30, 2024	$91	42,756	142,656	(8,787)	0	(62,637)	114,079

					Unearned
				Accumulated	Employee
		Additional		Other	Stock		Total
	Common	Paid-In	Retained	Comprehensive	Ownership	Treasury	Stockholders’
(Dollars in thousands)	Stock	Capital	Earnings	Loss	Plan Shares	Stock	Equity
Balance, June 30, 2023	$91	41,019	140,025	(16,810)	(966)	(61,207)	102,152
Net income			1,498				1,498
Other comprehensive loss				(1,688)			(1,688)
Dividends paid to stockholders-$0.08 per share			(348)				(348)
Amortization of restricted stock awards		57					57
Earned employee stock ownership plan shares		51			48		99
Balance, September 30, 2023	$91	41,127	141,175	(18,498)	(918)	(61,207)	101,770

Balance, December 31, 2022	$91	41,013	138,409	(19,761)	(1,063)	(61,353)	97,336
Net income			4,553				4,553
Other comprehensive income				1,263			1,263
Adoption of ASU 2016-13			(830)				(830)
Dividends paid to stockholders-$0.22 per share			(957)				(957)
Restricted stock awards		(210)				210	0
Stock awards withheld for tax withholding						(64)	(64)
Amortization of restricted stock awards		168					168
Earned employee stock ownership plan shares		156			145		301
Balance, September 30, 2023	$91	41,127	141,175	(18,498)	(918)	(61,207)	101,770

See accompanying notes to condensed consolidated financial statements (unaudited).

HMN FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$1,601	4,553
Adjustments to reconcile net income to cash provided by operating activities:
Provision for credit losses	(476)	566
Depreciation	785	843
Amortization of premiums, net	228	600
Amortization of deferred loan fees	(87)	(116)
Amortization of mortgage servicing rights and servicing costs	655	623
Capitalized mortgage servicing rights	(602)	(417)
Deferred income tax (benefit) expense	(603)	275
Losses (gains) recognized on equity securities, net	7	(83)
Losses (gains) on sale of premises and equipment	1	(19)
Gain on sale of real estate	0	(17)
Gain on sales of loans	(1,576)	(1,092)
Proceeds from sales of loans held for sale	66,174	49,361
Disbursements on loans held for sale	(61,205)	(45,140)
Amortization of restricted stock awards	143	168
Amortization of unearned Employee Stock Ownership Plan shares	324	145
Earned Employee Stock Ownership Plan shares priced above original cost	740	156
Increase in accrued interest receivable	(31)	(865)
Increase in accrued interest payable	521	2,079
Goodwill impairment charge	802	0
Increase in other assets	120	(33)
Increase (decrease) in other liabilities	3,943	(4,772)
Other, net	1	(1)
Net cash provided by operating activities	11,465	6,814
Cash flows from investing activities:
Principal collected on securities available for sale	25,881	27,818
Proceeds collected on maturities of securities available for sale	25,000	10,000
Purchases of securities available for sale	(20,000)	(9,931)
Purchase of Federal Home Loan Bank stock	(5,284)	(7,398)
Redemption of Federal Home Loan Bank stock	5,300	7,365
Proceeds from sales of real estate	0	237
Net increase in loans receivable	(16,257)	(79,197)
Proceeds from sale of premises	0	61
Purchases of premises and equipment	(750)	(520)
Net cash provided (used by) investing activities	13,890	(51,565)
Cash flows from financing activities:
(Decrease) increase in deposits	(23,972)	61,662
Stock options exercised	384	0
Stock awards withheld for tax withholding	(1)	(64)
Dividends to stockholders	(1,223)	(957)
Proceeds from borrowings	117,280	180,120
Repayment of borrowings	(117,780)	(180,120)
Increase (decrease) in customer escrows	776	(5,473)
Net cash (used) provided by financing activities	(24,536)	55,168
Increase in cash and cash equivalents	819	10,417
Cash and cash equivalents, beginning of period	11,151	36,259
Cash and cash equivalents, end of period	$11,970	46,676
Supplemental cash flow disclosures:
Cash paid for interest	$14,282	6,264
Cash paid for income taxes	1,790	2,114
Supplemental noncash flow disclosures:
Loans transferred to loans held for sale	5,852	3,729
Transfer of loans to real estate	0	220
Right to use assets obtained in exchange for lease liabilities	953	0

See accompanying notes to condensed consolidated financial statements (unaudited).

HMN FINANCIAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

(1)	Description of the Business and Summary of Significant Accounting Policies

HMN Financial, Inc. (HMN or the Company) is a stock savings bank holding company that owns 100 percent of Home Federal Savings Bank (the Bank). The Bank has a community banking philosophy and operates retail banking and loan production facilities in Minnesota, Iowa and Wisconsin. The Bank has one wholly owned subsidiary, Osterud Insurance Agency, Inc. (OIA), which does business as Home Federal Investment Services and offers financial planning products and services.

The condensed consolidated financial statements included herein are for HMN, the Bank, and OIA. All significant intercompany accounts and transactions have been eliminated in consolidation.

(2)	Basis of Preparation

The accompanying unaudited condensed consolidated financial statements were prepared in accordance with Article 10 of Regulation S-X and, therefore, do not include all disclosures necessary for a complete presentation of the consolidated balance sheets, consolidated statements of comprehensive income (loss), consolidated statements of stockholders' equity and consolidated statements of cash flows in conformity with U.S. Generally Accepted Accounting Principles (GAAP). However, all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included.

The unaudited condensed consolidated financial statements presented in this report should be read in conjunction with the audited consolidated financial statements and the accompanying notes for the year ended December 31, 2023, included in the Company's Form 10-K/A filed with the Securities and Exchange Commission (SEC) on March 19, 2024. The results of operations for the three and nine-month periods ended September 30, 2024 are not necessarily indicative of the results which may be expected for the entire year.

The Company has evaluated subsequent events for potential recognition and/or disclosure through the date the unaudited condensed consolidated financial statements were issued.

(3)	Subsequent Event - Merger completed with Alerus Financial Corporation (Nasdaq: ALRS)

On October 9, 2024, Alerus Financial Corporation (Nasdaq: ALRS) and its wholly owned subsidiary, Alerus Financial, National Association, (together, “Alerus”) completed the previously announced acquisition of HMN Financial, Inc. (Nasdaq: HMNF) and its wholly owned subsidiary, Home Federal Savings Bank (together, “Home Federal”). Under the terms of the transaction, HMN Financial, Inc. merged with and into Alerus Financial Corporation, and Home Federal Savings Bank merged with and into Alerus Financial, National Association. The all-stock transaction was valued at approximately $128.8 million as of closing.

The Company incurred $2.2 million of merger related expenses for the three months ended September 30, 2024 and $2.7 million of merger related expenses for the nine-months ended September 30, 2024, primarily related to legal, accounting, and other professional service costs, which are included in the Condensed Consolidated Statements of Comprehensive Income (Loss). The Company incurred additional merger related costs of $9.3 million from September 30, 2024 through the closing of the merger, primarily related to contract termination fees, change in control payments, and professional service costs.

(4)	New Accounting Standards

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in the ASU address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The amendments in this ASU apply to all entities that are subject to Topic 740, Income Taxes with certain disclosures only required by public business entities. For public business entities, such as the Company, the amendments in this ASU are effective for annual periods beginning after December 15, 2024, with early adoption permitted. Due to the merger with Alerus, the income tax disclosure for the Company will not be impacted by the additional guidance when this ASU is required to be adopted on December 31, 2025.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in the ASU address investor requests for additional, more detailed information about a reportable segment’s expenses. The amendments in the ASU apply to all public entities, such as the Company, that are required to report segment information in accordance with Topic 280, Segment Reporting. The amendments in the ASU do not change the current disclosure requirements or how a public entity identifies its operating segments. The amendments in the ASU are effective for fiscal years beginning after December 15, 2023, and interim periods with fiscal years beginning after December 15, 2024, with early adoption permitted. Due to the merger with Alerus, the segment reporting disclosure for the Company will not be impacted by the additional guidance when this ASU is required to be adopted on December 31, 2024.

(5)	Fair Value Measurements

Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system consisting of three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 - Valuation is based upon quoted prices for identical instruments traded in active markets that the Company has the ability to access.

Level 2 - Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which significant assumptions are observable in the market.

Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market and are used only to the extent that observable inputs are not available. These non-observable assumptions reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The following table summarizes the assets and off-balance sheet financial instruments of the Company for which fair values are determined on a recurring basis as of September 30, 2024 and December 31, 2023.

	Carrying Value at September 30, 2024
(Dollars in thousands)	Total	Level 1	Level 2	Level 3
Securities available for sale	$190,125	0	190,125	0
Equity securities	375	0	375	0
Commitments to extend credit	(23)	0	(23)	0
Total	$190,477	0	190,477	0

	Carrying Value at December 31, 2023
(Dollars in thousands)	Total	Level 1	Level 2	Level 3
Securities available for sale	$215,094	0	215,094	0
Equity securities	382	0	382	0
Commitments to extend credit	7	0	7	0
Total	$215,483	0	215,483	0

The Company may also be required, from time to time, to measure certain other financial assets at fair value on a nonrecurring basis in accordance with GAAP. These adjustments to fair value usually result from the application of the lower-of-cost-or-market accounting or write-downs of individual assets. The following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets or portfolios at September 30, 2024 and December 31, 2023.

	Carrying Value at September 30, 2024
(Dollars in thousands)	Total	Level 1	Level 2	Level 3	Three Months Ended September 30, 2024 Total Gains	Nine Months Ended September 30, 2024 Total Gains
Loans held for sale	$3,470	0	3,470	0	8	26
Mortgage servicing rights, net	2,656	0	0	2,656	0	0
Collateral dependent loans	2,619	0	2,619	0	203	215
Total	$8,745	0	6,089	2,656	211	241

	Carrying Value at December 31, 2023
(Dollars in thousands)	Total	Level 1	Level 2	Level 3	Year Ended December 31, 2023 Total Losses
Loans held for sale	$1,006	0	1,006	0	(26)
Mortgage servicing rights, net	2,709	0	0	2,709	0
Collateral dependent loans	3,856	0	3,856	0	(287)
Total	$7,571	0	4,862	2,709	(313)

(6) Fair Value of Financial Instruments

ASC 825, Disclosures about Fair Values of Financial Instruments requires interim reporting period disclosure of the estimated fair values of the Company’s financial instruments, including assets, liabilities and off-balance sheet items for which it is practicable to estimate fair value. The fair value estimates are made as of September 30, 2024 and December 31, 2023 based upon relevant market information, if available, and upon the characteristics of the financial instruments themselves. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors.

The estimated fair value of the Company’s financial instruments as of September 30, 2024 and December 31, 2023 are shown below. Following the table there is an explanation of the methods and assumptions used to estimate the fair value of each class of financial instruments.

	September 30, 2024						December 31, 2023
			Fair Value Hierarchy
(Dollars in thousands)	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3	Contract Amount	Carrying Amount	Estimated Fair Value	Contract Amount
Financial assets:
Cash and cash equivalents	$11,970	11,970	11,970				11,151	11,151
Securities available for sale	190,125	190,125		190,125			215,094	215,094
Equity securities	375	375		375			382	382
Loans held for sale	3,470	3,470		3,470			1,006	1,006
Loans receivable, net	856,662	813,235		813,235			845,692	778,952
Federal Home Loan Bank stock	1,237	1,237		1,237			1,252	1,252
Accrued interest receivable	3,584	3,584		3,584			3,553	3,553
Mortgage servicing assets	2,656	6,295			6,295		2,709	6,539

Financial liabilities:
Deposits	952,821	952,784		952,784			976,793	975,963
FHLB advances and other borrowings	12,700	12,700		12,700			13,200	13,200
Accrued interest payable	2,920	2,920		2,920			2,399	2,399
Off-balance sheet financial instruments:
Commitments to extend credit	(23)	(23)				149,957	7	7	167,447
Commitments to sell loans	9	9				8,088	(17)	(17)	3,078

Cash and Cash Equivalents

The carrying amount of cash and cash equivalents approximates their fair value.

Securities Available for Sale

The fair values of securities were based upon quoted market prices for similar securities. The fair values measurements are subject to independent verification by another pricing source on a quarterly basis to review for reasonableness.

Equity Securities

The fair values of equity securities were based upon quoted market prices for similar securities.

Loans Held for Sale

The fair values of loans held for sale were based upon quoted market prices for loans with similar interest rates and terms to maturity.

Loans Receivable

The fair value of the loan portfolio, with the exception of the adjustable rate portfolio, was calculated by discounting the scheduled cash flows through the estimated maturity using anticipated prepayment speeds and using discount rates that reflect the credit and interest rate risk inherent in each loan portfolio. The fair value of the adjustable loan portfolio, with the exception of those loans that adjust on a daily basis, is estimated by grouping the loans with similar characteristics and comparing the characteristics of each group to the prices quoted for similar types of loans in the secondary market.

Federal Home Loan Bank (FHLB) Stock

The carrying amount of FHLB stock approximates its fair value.

Accrued Interest Receivable

The carrying amount of accrued interest receivable approximates its fair value since it is short-term in nature and does not present unanticipated credit concerns.

Mortgage Servicing Assets

The fair values of mortgage servicing assets were calculated by a third party using a discounted cash flow model-based technique that uses significant assumptions both observable and non-observable in the market. The non-observable assumptions reflect estimates of assumptions that market participants would use in pricing the mortgage servicing asset.

Deposits

The fair value of demand deposits, savings accounts and certain money market account deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value disclosures for all of the deposits were adjusted to reflect the exit price amount anticipated to be received from the sale of the deposits in an open market transaction.

Accrued Interest Payable

The carrying amount of accrued interest payable approximates its fair value since it is short-term in nature.

Commitments to Extend Credit

The fair values of commitments to extend credit are estimated using the fees normally charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counter parties.

Commitments to Sell Loans

The fair values of commitments to sell loans are estimated using the quoted market prices for loans with similar interest rates and terms to maturity.

(7) Other Comprehensive Income (Loss)

Other comprehensive income (loss) is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income (loss) is the total of net income and other comprehensive income or loss, which for the Company is comprised of unrealized gains or losses on securities available for sale. The components of other comprehensive income (loss) and the related tax effects were as follows:

	For the Three Months Ended September 30,
(Dollars in thousands)	2024			2023
Securities available for sale:	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Unrealized gains (losses) arising during the period	$5,015	1,435	3,580	(2,316)	(628)	(1,688)
Other comprehensive income (loss)	$5,015	1,435	3,580	(2,316)	(628)	(1,688)

	For the Nine Months Ended September 30,
(Dollars in thousands)	2024			2023
Securities available for sale:	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect(1)	Net of Tax
Unrealized gains (losses) arising during the period	$6,140	1,736	4,404	636	(627)	1,263
Other comprehensive income (loss)	$6,140	1,736	4,404	636	(627)	1,263

(1)

The tax effect on gross unrealized gains (losses) was impacted by a change in the effective tax rate used in the second quarter of 2023 to allocate the total unrealized gains on securities between the deferred tax asset and other comprehensive income.

(8) Securities Available For Sale

The following table shows the gross unrealized losses and fair values for the securities available for sale portfolio, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2024 and December 31, 2023.

	Less Than Twelve Months			Twelve Months or More			Total
(Dollars in thousands)	# of Investments	Fair Value	Unrealized Losses	# of Investments	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
September 30, 2024
Mortgage backed securities:
Federal National Mortgage Association (FNMA)	0	$0	0	34	$75,632	(6,500)	$75,632	(6,500)
Federal Home Loan Mortgage Corporation (FHLMC)	0	0	0	24	64,829	(5,938)	64,829	(5,938)
Collateralized mortgage obligations:
FNMA	0	0	0	1	28	(1)	28	(1)
Other marketable securities:
U.S. Government agency obligations	0	0	0	2	9,948	(52)	9,948	(52)
Total temporarily impaired securities	0	$0	0	61	$150,437	(12,491)	$150,437	(12,491)

December 31, 2023
Mortgage backed securities:
FNMA	0	$0	0	34	$87,133	(9,704)	$87,133	(9,704)
FHLMC	0	0	0	24	74,249	(8,246)	74,249	(8,246)
Collateralized mortgage obligations:
FNMA	0	0	0	1	32	(2)	32	(2)
Other marketable securities:
U.S. government agency obligations	1	5,000	(9)	7	34,456	(543)	39,456	(552)
Total temporarily impaired securities	1	$5,000	(9)	66	$195,870	(18,495)	$200,870	(18,504)

The Company reviews its investment portfolio on a quarterly basis for indications of impairment due to credit-related and noncredit-related factors and the Company does not intend to sell the securities and has the intent and ability to hold them for a period of time sufficient for recovery in their amortized cost basis. This review includes analyzing the extent to which the fair value has been lower than the cost, the market liquidity for the investment, the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer, and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value.

As of September 30, 2024, the Company does not consider the unrealized losses on its securities available for sale to be attributable to credit-related factors. All of the Company’s investments are issued by U.S. government agencies, are implicitly guaranteed by the U.S. government, and have a long history of no credit losses. The unrealized loss on impaired securities are the result of changes in interest rates. As a result, there was no allowance for credit losses required on available for sale debt securities in an unrealized loss position at September 30, 2024. During the three and nine-month periods ended September 30, 2024 and September 30, 2023, there were no sales of securities.

A summary of securities available for sale at September 30, 2024 and December 31, 2023 is as follows:

(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2024
Mortgage-backed securities:
FNMA	$82,132	0	(6,500)	75,632
FHLMC	70,767	0	(5,938)	64,829
Collateralized mortgage obligations:
FNMA	29	0	(1)	28
	152,928	0	(12,439)	140,489
Other marketable securities:
U.S. Government agency obligations	49,441	247	(52)	49,636
	49,441	247	(52)	49,636
	$202,369	247	(12,491)	190,125

December 31, 2023
Mortgage-backed securities:
FNMA	$96,837	0	(9,704)	87,133
FHLMC	82,495	0	(8,246)	74,249
Collateralized mortgage obligations:
FNMA	34	0	(2)	32
	179,366	0	(17,952)	161,414
Other marketable securities:
U.S. Government agency obligations	54,112	120	(552)	53,680
	54,112	120	(552)	53,680
	$233,478	120	(18,504)	215,094

The following table indicates amortized cost and estimated fair value of securities available for sale at September 30, 2024 based upon contractual maturity adjusted for scheduled repayments of principal and projected prepayments of principal based upon current economic conditions and interest rates.

(Dollars in thousands)	Amortized Cost	Fair Value
Due less than one year	$74,588	71,896
Due after one year through five years	104,053	96,431
Due after five years through fifteen years	23,727	21,797
Due after fifteen years	1	1
Total	$202,369	190,125

The allocation of mortgage-backed securities in the table above is based upon the anticipated future cash flow of the securities using estimated mortgage prepayment speeds. The allocation of other marketable securities that have call features is based on the anticipated cash flows to the expected call date if it is anticipated that the security will be called, or to the maturity date if it is not anticipated to be called.

The Company made an accounting policy election to exclude accrued interest receivable from the amortized cost basis of securities available for sale. Accrued interest receivable on securities available for sale was reported as a component of accrued interest receivable on the condensed consolidated balance sheet, totaled $0.4 million at September 30, 2024 and $0.5 million at December 31, 2023, and was excluded from the estimated credit losses.

The Company had available for sale securities pledged as collateral for customer deposits in excess of the $250,000 insurance limit of the Federal Deposit Insurance Corporation. The securities pledged had a fair market value of $31.3 million and $41.6 million at September 30, 2024 and December 31, 2023, respectively.

(9) Loans Receivable, Net

A summary of loans receivable at September 30, 2024 and December 31, 2023 is as follows:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Single family	$264,736	264,303
Commercial real estate:
Real estate rental and leasing	283,883	271,531
Other	216,953	218,422
	500,836	489,953
Consumer	42,138	42,734
Commercial business	60,916	61,118
Total loans	868,626	858,108
Less:
Unamortized discounts	14	15
Net deferred loan fees	637	577
Allowance for credit losses	11,313	11,824
Total loans receivable, net	$856,662	845,692

(10) Allowance for Credit Losses and Credit Quality Information

The allowance for credit losses is summarized as follows:

(Dollars in thousands)	Single Family	Commercial Real Estate	Consumer	Commercial Business	Total
For the three months ended September 30, 2024:
Balance, June 30, 2024	$1,162	7,326	432	2,372	11,292
Provision for losses	101	166	73	(300)	40
Charge-offs	0	0	(19)	0	(19)
Recoveries	0	0	0	0	0
Balance, September 30, 2024	$1,263	7,492	486	2,072	11,313

For the nine months ended September 30, 2024:
Balance, December 31, 2023	$1,426	7,514	607	2,277	11,824
Provision for losses	(163)	(22)	(94)	(196)	(475)
Charge-offs	(30)	0	(27)	(9)	(66)
Recoveries	30	0	0	0	30
Balance, September 30, 2024	$1,263	7,492	486	2,072	11,313

Allocated to:
Individual allowance	$28	0	103	297	428
Collective allowance	1,398	7,514	504	1,980	11,396
Balance, December 31, 2023	$1,426	7,514	607	2,277	11,824

Allocated to:
Individual allowance	$38	2	97	67	204
Collective allowance	1,225	7,490	389	2,005	11,109
Balance, September 30, 2024	$1,263	7,492	486	2,072	11,313

Loans receivable at December 31, 2023:
Individually reviewed for impairment	$979	668	425	2,212	4,284
Collectively reviewed for impairment	263,324	489,285	42,309	58,906	853,824
Ending balance	$264,303	489,953	42,734	61,118	858,108

Loans receivable at September 30, 2024:
Individually reviewed for impairment	$990	825	282	726	2,823
Collectively reviewed for impairment	263,746	500,011	41,856	60,190	865,803
Ending balance	$264,736	500,836	42,138	60,916	868,626

(Dollars in thousands)	Single Family	Commercial Real Estate	Consumer	Commercial Business	Total
For the three months ended September 30, 2023:
Balance, June 30, 2023	$1,243	7,865	582	1,827	11,517
Provision for losses	155	187	(1)	103	444
Charge-offs	0	0	0	0	0
Recoveries	1	0	5	0	6
Balance, September 30, 2023	$1,399	8,052	586	1,930	11,967

For the nine months ended September 30, 2023:
Balance, December 31, 2022	$1,261	7,026	1,058	932	10,277
January 1, 2023 adoption of ASU 2016-13	(259)	512	(485)	1,302	1,070
Provision for losses	395	514	34	(331)	612
Charge-offs	0	0	(27)	0	(27)
Recoveries	2	0	6	27	35
Balance, September 30, 2023	$1,399	8,052	586	1,930	11,967

The Company adopted ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023, and uses a standardized process to determine the appropriateness of the allowance for credit losses (ACL) for the commercial real estate, commercial business, single family, and consumer loan portfolios. The determination of the ACL for each of these portfolios is calculated on a pooled basis when similar risk characteristics exist and on an individual basis when loans do not share risk characteristics, such as all non-performing loans. Qualitative reserves are also established and reflect management’s overall estimate of the extent to which current expected credit losses on collectively evaluated loans will differ from historical loss experience.

Collateral dependent loans are those for which the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. These loans do not typically share similar risk characteristics with other loans and expected credit losses are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. Estimates of expected credit losses for collateral dependent loans, whether or not foreclosure is probable, are based on the fair value of the collateral, adjusted for selling costs when repayment depends on the sale of the collateral. The estimates are reviewed periodically, and any adjustments are recorded in the provision for credit losses in the periods in which the adjustments become known and loans are charged off to the extent they are deemed to be uncollectible.

The Company made an accounting policy election to exclude accrued interest receivable from the amortized cost basis of loans. Accrued interest receivable on loans is reported as a component of accrued interest receivable on the condensed consolidated balance sheet and totaled $3.1 million and $3.0 million at September 30, 2024 and December 31, 2023, respectively, and is excluded from the estimated credit losses.

In addition to the ACL on loans, the Company has established an ACL on unfunded commitments that is included in other liabilities on the condensed consolidated balance sheets. This reserve is maintained at a level that management believes is sufficient to absorb losses arising from unfunded loan commitments. This amount is determined quarterly based on an estimate of outstanding commitments that are anticipated to be funded and multiplying those amounts by the loss rate for their loan category. The allowance for unfunded commitments at September 30, 2024 was not material.

The provision for credit losses is determined by the Company as the amount to be added to the ACL for various types of financial instruments including loans, investment securities, and off-balance sheet credit exposures after net charge-offs have been deducted to bring the ACL to a level that, in management’s judgment, is necessary to absorb expected credit losses over the lives of the respective financial instruments. No provision for credit losses was recorded on available-for-sale investment securities in the three or nine-month periods ended September 30, 2024.

The following table presents the components of the provision for credit losses for the three and nine-month periods ended September 30, 2024 and 2023.

(Dollars in thousands)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Provision for credit losses on:
Loans	$40	(475)
Unfunded commitment	(1)	(1)
Total	$39	(476)

(Dollars in thousands)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Provision for credit losses on:
Loans	$444	612
Unfunded commitment	(126)	(46)
Total	$318	566

The following table presents total loans by risk categories and year of origination as of September 30, 2024:

(Dollars in thousands)	2024	2023	2022	2021	2020	Prior	Revolving	Total
Single family
Unclassified	$25,042	78,299	52,297	58,258	28,219	20,842	0	262,957
Special Mention	0	0	283	0	0	0	0	283
Substandard	0	0	505	0	74	886	0	1,465
Doubtful	0	0	0	0	0	31	0	31
Loss	0	0	0	0	0	0	0	0
	25,042	78,299	53,085	58,258	28,293	21,759	0	264,736

Current period gross write offs	0	0	0	0	0	30	0	30

Commercial Real Estate
Unclassified	49,143	47,556	171,977	92,827	58,521	20,182	0	440,206
Special Mention	1,155	10,728	15,319	2,149	9,211	987	0	39,549
Substandard	619	89	4,809	857	13,177	1,530	0	21,081
Doubtful	0	0	0	0	0	0	0	0
Loss	0	0	0	0	0	0	0	0
	50,917	58,373	192,105	95,833	80,909	22,699	0	500,836

Consumer
Unclassified	8,520	6,421	5,347	1,171	1,616	5,195	13,544	41,814
Special Mention	64	0	0	0	0	0	0	64
Substandard	0	0	28	66	0	69	16	179
Doubtful	0	0	0	0	0	0	0	0
Loss	0	21	0	10	0	0	50	81
	8,584	6,442	5,375	1,247	1,616	5,264	13,610	42,138
Current period gross write offs	0	6	2	19	0	0	0	27

Commercial Business
Unclassified	4,001	10,414	5,541	2,699	2,021	302	29,792	54,770
Special Mention	196	876	0	0	397	0	2,981	4,450
Substandard	803	64	410	105	2	19	293	1,696
Doubtful	0	0	0	0	0	0	0	0
Loss	0	0	0	0	0	0	0	0
	5,000	11,354	5,951	2,804	2,420	321	33,066	60,916

Current period gross write offs	0	0	0	0	0	9	0	9

Total Loans	$89,543	154,468	256,516	158,142	113,238	50,043	46,676	868,626

The following table presents total loans by risk categories and year of origination as of December 31, 2023:

(Dollars in thousands)	2023	2022	2021	2020	2019	Prior	Revolving	Total
Single family
Unclassified	$81,070	59,474	62,690	33,637	10,915	14,635	0	262,421
Special Mention	0	511	0	0	0	0	0	511
Substandard	64	546	0	79	182	462	0	1,333
Doubtful	0	0	0	0	24	14	0	38
Loss	0	0	0	0	0	0	0	0
	81,134	60,531	62,690	33,716	11,121	15,111	0	264,303

Commercial Real Estate
Unclassified	64,688	187,320	109,729	75,754	14,531	9,603	0	461,625
Special Mention	1,026	7,756	2,188	371	0	1,016	0	12,357
Substandard	2,225	388	292	10,867	637	1,562	0	15,971
Doubtful	0	0	0	0	0	0	0	0
Loss	0	0	0	0	0	0	0	0
	67,939	195,464	112,209	86,992	15,168	12,181	0	489,953

Consumer
Unclassified	9,913	7,583	1,606	1,870	2,369	4,778	14,170	42,289
Special Mention	20	0	0	0	0	0	0	20
Substandard	8	26	52	0	3	113	30	232
Doubtful	15	0	0	0	0	0	19	34
Loss	3	0	116	0	0	0	40	159
	9,959	7,609	1,774	1,870	2,372	4,891	14,259	42,734
Current period gross write offs	0	1	0	0	0	49	0	50

Commercial Business
Unclassified	12,404	6,967	3,539	3,317	217	288	30,160	56,892
Special Mention	0	0	0	0	0	0	0	0
Substandard	1,703	483	152	104	11	31	1,742	4,226
Doubtful	0	0	0	0	0	0	0	0
Loss	0	0	0	0	0	0	0	0
	14,107	7,450	3,691	3,421	228	319	31,902	61,118
Current period gross write offs	174	0	0	0	0	0	160	334

Total Loans	$173,139	271,054	180,364	125,999	28,889	32,502	46,161	858,108

Credit Quality Indicators

The Company categorized loans into risk categories based on relevant information about the ability of borrowers to service their debt. The information considered includes information, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company established a risk rating at origination for all commercial real estate and commercial business loans and management monitors the loans on an ongoing basis for any changes in the borrower’s ability to service their debt. Management also affirms the risk ratings for these loans on an annual basis.

Classified loans are categorized as special mention, substandard, doubtful, and loss. Loans classified as substandard, doubtful, or loss require the Bank to perform an analysis of the individual loan and charge off any loans, or portion thereof, that are deemed uncollectible. Loans not meeting the criteria to require an individual analysis that are not classified as special mention are considered to be unclassified or pass-rated loans.

The Company uses the following definitions for classifying loans:

Special Mention - Loans classified as special mention are loans that have potential weaknesses that, if left uncorrected, may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date.

Substandard - Loans classified as substandard are loans that are generally inadequately protected by the current net worth and paying capacity of the obligor, or by the collateral pledged, if any. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Substandard loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful - Loans classified as doubtful have the weaknesses of those classified as substandard, with additional characteristics that make collection in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss.

Loss - Loans classified as loss are essentially uncollateralized and/or considered uncollectible and of such little value that continuance as an asset on the balance sheet may not be warranted.

The aging of past due loans at September 30, 2024 and December 31, 2023 is summarized as follows:

(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current Loans	Total Loans	Loans 90 Days or More Past Due and Still Accruing
September 30, 2024
Single family	$3,978	459	397	4,834	259,902	264,736	0
Commercial real estate:
Real estate rental and leasing	0	0	0	0	283,883	283,883	0
Other	0	38	0	38	216,915	216,953	0
Consumer	154	123	74	351	41,787	42,138	0
Commercial business	0	16	0	16	60,900	60,916	0
Total	$4,132	636	471	5,239	863,387	868,626	0
December 31, 2023
Single family	$453	71	363	887	263,416	264,303	0
Commercial real estate:
Real estate rental and leasing	0	0	0	0	271,531	271,531	0
Other	0	0	399	399	218,023	218,422	0
Consumer	361	92	57	510	42,224	42,734	0
Commercial business	0	309	812	1,121	59,997	61,118	0
Total	$814	472	1,631	2,917	855,191	858,108	0

The Company considers a loan to have defaulted when it becomes 90 or more days past due and the loan is classified as non-accruing. When a loan is classified as non-accruing, any accrued interest on the loan is reversed from interest income and any subsequent interest on the loan is recognized using the cash basis method of income recognition. A non-accruing loan may be reclassified as an accruing loan after the loan becomes current.

The following table presents the carrying value and related allowances for collateral dependent individually analyzed loans as of September 30, 2024 and December 31,2023:

	September 30, 2024			December 31, 2023
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
Loans with no related allowance recorded:
Single family	$645	645	0	758	758	0
Commercial real estate:
Other	260	260	0	668	668	0
Consumer	185	185	0	306	306	0
Commercial business	0	58	0
Loans with an allowance recorded:
Single family	345	345	38	221	221	28
Commercial real estate:
Other	565	565	2	0	0	0
Consumer	97	97	97	119	119	103
Commercial business	726	1,002	67	2,212	2,546	297
Total:
Single family	990	990	38	979	979	28
Commercial real estate:
Other(1)	825	825	2	668	668	0
Consumer(2)	282	282	97	425	425	103
Commercial business(3)	726	1,060	67	2,212	2,546	297
	$2,823	3,157	204	4,284	4,618	428

(1) Secured by commercial land.

(2) Secured by second mortgages on single family housing and autos.

(3) Secured by business equipment.

At September 30, 2024 and December 31, 2023, non-accruing loans totaled $2.4 million and $3.8 million, respectively, for which the related allowance for credit losses was $0.2 million and $0.4, respectively. All of the interest income recognized for non-accruing loans was recognized using the cash basis method of income recognition. Non-accruing loans for which no specific allowance has been recorded because management determined that the value of the collateral was sufficient to repay the loan totaled $0.7 million and $1.3 million at September 30, 2024 and December 31, 2023, respectively.

The non-accrual loans at September 30, 2024 and December 31, 2023 are summarized as follows:

(Dollars in thousands)	September 30, 2024	December 31, 2023

Single family	$775	$762
Commercial real estate:
Other	653	493
Consumer	282	376
Commercial business	726	2,187
	$2,436	$3,818

There were three single family loans totaling $0.2 million in the process of foreclosure at September 30, 2024 and there were no single family loans in the process of foreclosure at December 31, 2023.

The Company accounts for loan modifications in accordance with the guidance in Accounting Standards Codification (ASC) Topic 326. Based on the guidance, a loan modification or refinancing results in a new loan if the terms of the new loan are at least as favorable to the lender as the terms with customers with similar collection risks that are not refinancing or restructuring their loans and the modification to the terms of the loan are more than minor. If a loan modification or refinancing does not result in a new loan, it is classified as a loan modification.

The Company had no loan modifications to borrowers experiencing financial difficulties in the third quarter 2024. At September 30, 2024, there were no commitments to lend additional funds to borrowers experiencing financial difficulty whose loan terms have been previously restructured. During the quarter ended September 30, 2024, there were two defaults on loans that had been modified during the 12 months ended September 30, 2024 for borrowers experiencing financial difficulty. The two loans were to the same borrower and were secured by commercial real estate and an auto. The outstanding balance of these loans at September 30, 2024 was $0.1 million. These loans were removed from the pool and individually reviewed for impairment at September 30, 2024.

The Bank made two loan modifications in the third quarter of 2023 to borrowers experiencing financial difficulty. These modifications involved extending the loans for periods longer than our loan policy dictates. There was no principle forgiveness or concession made on the interest rates. The amount of these modifications outstanding at September 30, 2023 was not material.

(11) Intangible Assets

The Company’s intangible assets consist of goodwill and mortgage servicing rights. A summary of mortgage servicing rights activity is as follows:

(Dollars in thousands)	Nine Months Ended September 30, 2024	Twelve Months Ended December 31, 2023	Nine Month Ended September 30, 2023
Balance, beginning of period	$2,709	2,986	2,986
Originations	602	555	417
Amortization	(655)	(832)	(623)
Balance, end of period	$2,656	2,709	2,780
Fair value of mortgage servicing rights	$6,295	6,539	6,624

All of the loans sold where the Company continues to service the loans are serviced for FNMA under the individual loan sale program. The following is a summary of the risk characteristics of the loans being serviced for FNMA at September 30, 2024:

		Weighted	Weighted
	Loan	Average	Average
	Principal	Interest	Remaining	Number
(Dollars in thousands)	Balance	Rate	Term (months)	of Loans
Original term 15 year fixed rate	$81,291	2.96%	120	875
Original term 30 year fixed rate	466,300	4.16	300	2,738

Amortization expense for intangible assets was $0.7 million and $0.6 million for the nine month periods ended September 30, 2024 and 2023, respectively. The gross carrying amount of intangible assets and the associated accumulated amortization at September 30, 2024 and December 31, 2023 is presented in the following table.

	September 30, 2024
	Gross			Unamortized
	Carrying	Accumulated	Valuation	Intangible
(Dollars in thousands)	Amount	Amortization	Adjustment	Assets
Mortgage servicing rights	$6,588	(3,932)	0	2,656
Goodwill	802	0	(802)	0
Total	$7,390	(3,932)	(802)	2,656

	December 31, 2023
	Gross			Unamortized
	Carrying	Accumulated	Valuation	Intangible
(Dollars in thousands)	Amount	Amortization	Adjustment	Assets
Mortgage servicing rights	$6,226	(3,517)	0	2,709
Goodwill	802	0	0	802
Total	$7,028	(3,517)	0	3,511

The following table indicates the estimated future amortization expense for mortgage servicing rights:

(Dollars in thousands)	Mortgage Servicing Rights
Year ending December 31,
2024	$194
2025	727
2026	635
2027	470
2028	295
Thereafter	335
Total	$2,656

The projection of amortization is based on existing asset balances and the existing interest rate environment as of September 30, 2024. The Company’s actual experience may be significantly different depending upon changes in mortgage interest rates and other market conditions.

No amortization expense relating to goodwill is recorded as GAAP does not allow goodwill to be amortized but requires that it be tested for impairment at least annually, or sooner, if there are indications that impairment may exist.

Goodwill was evaluated for impairment at December 31, 2023, and it was determined that goodwill was not impaired. Due primarily to the exchange ratio in the merger agreement as well as our stock price being below book value during the second quarter of 2024 a triggering event was identified by management which required an interim goodwill impairment analysis. The Company assessed its goodwill utilizing a quantitative impairment test and determined it was more likely than not the fair value of the Company was less than the carrying amount as of June 30, 2024. Based on the results of the impairment test, the Company recorded a goodwill impairment charge of $0.8 million effective June 30, 2024.

(12) Leases

The Company accounts for its leases in accordance with ASC Topic 842. Operating lease right-of-use assets represent the Company’s right to use an underlying asset during the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. Right-of-use assets and operating lease liabilities are recognized at lease commencement based on the present value of the remaining lease payments using a discount rate that represents the Company’s incremental borrowing rate at the lease commencement date. Because the Company only has operating leases and the right-of-use asset is offset by a lease payment obligation liability, the lease payments are the only amount that is recorded in occupancy expense in the consolidated statements of comprehensive income (loss).

The Company’s leases relate to office space and bank branches with remaining lease terms between seven and one hundred eleven months. Certain leases contain extension options which typically range from three to ten years. Because these extension options are not considered reasonably certain of exercise, they are not included in the lease term. Certain leases also contain payment escalation clauses and leasehold improvement reimbursements provisions that impact the amount of lease obligation recorded. As of September 30, 2024 a $1.1 million right-of-use asset and an offsetting lease payment obligation liability were recorded on the condensed consolidated balance sheet in other assets and other liabilities, respectively. Operating lease costs were $0.1 million for the three-month periods, and $0.2 million for the nine-month periods ended September 30, 2024 and 2023, respectively.

The table below summarizes other information related to the Company’s operating leases:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2024	2023	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$86	55	204	165
Weighted-average remaining lease term – operating leases, in years	7.7	2.2	7.7	2.2
Weighted-average discount rate – operating leases	4.42%	2.69%	4.42%	2.69%

The increase in the cash paid, weighted average remaining lease term, and the weighted average discount rate for the three and nine month periods ended September 30, 2024 related to a new 10 year lease on a branch facility that commenced in the third quarter of 2024.

The table below summarizes the maturity of remaining lease liabilities at September 30, 2024:

(Dollars in thousands)	September 30, 2024
2024	$(141)
2025	259
2026	203
2027	189
2028	129
Thereafter	755
Total lease payments	1,394
Less: Interest	(272)
Present value of lease liabilities	$1,122

The negative amount in 2024 is the result of obtaining a one time reimbursement from the lessor for leasehold improvements on a new lease that commenced in 2024.

(13) Earnings per Common Share

The following table reconciles the weighted average shares outstanding and the earnings available to common stockholders used for basic and diluted earnings per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Weighted average number of common shares outstanding used in basic earnings per common share calculation	4,379,058	4,355,613	4,358,341	4,347,166
Net dilutive effect of:
Restricted stock awards and options	18,211	26,843	23,775	27,865
Weighted average number of shares outstanding adjusted for effect of dilutive securities	4,397,269	4,382,456	4,382,116	4,375,031
(Loss) Income available to common stockholders	$(687)	1,498	1,601	4,553
Basic (loss) earnings per common share	$(0.16)	0.34	0.37	1.05
Diluted (loss) earnings per common share	$(0.16)	0.34	0.37	1.04

(14) Regulatory Capital and Oversight

The Bank is subject to the Basel III regulatory capital requirements. The Basel III requirements, among other things, (i) apply a set of capital requirements to the Bank, including requirements relating to common equity as a component of core capital, (ii) implement a “capital conservation buffer” against risk and a higher minimum Tier 1 capital requirement, and (iii) set forth rules for calculating risk-weighted assets for purposes of such requirements. The rules also made corresponding revisions to the prompt corrective action framework and include capital ratios and buffer requirements. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The Board of Governors of the Federal Reserve Bank in its Small Bank Holding Company Policy Statement (Policy Statement) has exempted small bank holding companies with assets less than $3 billion from the above capital requirements. The Policy Statement also includes savings and loan holding companies that meet the Policy Statement’s qualitative requirements for exemption. The Company currently meets the qualitative exemption requirements, and therefore, is exempt from the above capital requirements.

Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table and defined in the regulation) of common equity Tier 1 capital to risk-weighted assets, Tier 1 capital to adjusted total assets, Tier 1 capital to risk-weighted assets and total capital to risk-weighted assets.

The Bank’s average total assets and adjusted total assets for the third quarter of 2024 were both $1.1 billion and its risk-weighted assets were $885.8 million. The following table presents the Bank’s capital amounts and ratios at September 30, 2024 for actual capital, required capital and excess capital, including ratios in order to qualify as being well capitalized under the prompt corrective actions regulations.

	Actual		Required to be Adequately Capitalized		Excess Capital		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in thousands)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
September 30, 2024
Common equity Tier 1 capital	$107,346	12.12%	$39,861	4.50%	$67,485	7.62%	$57,577	6.50%
Tier 1 leverage	107,346	9.59	44,797	4.00	62,549	5.59	55,996	5.00
Tier 1 risk-based capital	107,346	12.12	53,148	6.00	54,198	6.12	70,864	8.00
Total risk-based capital	118,422	13.37	70,864	8.00	47,558	5.37	88,580	10.00

(1) Based upon the Bank’s adjusted total assets for the purpose of the Tier 1 leverage capital ratio and risk-weighted assets for the purpose of the risk-based capital ratios.

The Bank must maintain a capital conservation buffer of 2.50% composed of common equity Tier 1 capital above its minimum risk-based capital requirements in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. Management believes that, as of September 30, 2024, the Bank’s capital ratios were in excess of those quantitative capital ratio standards set forth under the current prompt corrective action regulations, including the capital conservation buffer described above. However, there can be no assurance that the Bank will continue to maintain such status in the future. The Office of the Comptroller of the Currency has extensive discretion in its supervisory and enforcement activities and can adjust the requirement to be well-capitalized in the future.

(15) Stockholders’ Equity

The Company did not repurchase any shares of its common stock in the open market during the first nine-months of 2024. At September 30, 2024, the Company was authorized to repurchase up to $5.4 million of its common stock under the existing share repurchase program. The Company declared a quarterly cash dividend of 10 cents per share of common stock outstanding that was paid to stockholders on September 9, 2024. Additionally, a quarterly dividend of 8 cents per share of common stock outstanding was paid to stockholders on March 6, 2024 and a quarterly dividend of 10 cents per share of common stock outstanding was paid to stockholders on June 7, 2024. The merger agreement allows for quarterly dividends to be paid to stockholders in the ordinary course of business, however, during the quarter in which the closing date occurs, the Company quarterly dividend will not be paid if the payment would result in the stockholders of the Company receiving more than one quarter dividend from the Company and the Acquiror during that fiscal quarter. The Company ESOP was terminated as of September 30, 2024 and the unallocated shares in the Plan were used to pay off the outstanding loans with the remaining shares allocated to participant’s accounts.

(16) Commitments and Contingencies

The Bank issues standby letters of credit which guarantee the performance of customers to third parties. The standby letters of credit issued and available at September 30, 2024 were approximately $9.6 million, expire over the next twenty-two months, and are collateralized primarily with commercial real estate mortgages. Since the conditions under which the Bank is required to fund the standby letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments.

From time to time, the Company is party to legal proceedings arising out of its lending and deposit operations. The Company is, and expects to become, engaged in foreclosure proceedings, collection actions, and other litigation as part of its normal banking activities. The Company examines each legal matter, and, in those situations where it determines that a particular legal matter presents loss contingencies that are both probable and reasonably estimable, establishes an appropriate accrual. In many situations, the Company is not able to estimate reasonably possible losses due to the preliminary nature of the legal matter, as well as a variety of other factors and uncertainties. Based on the Company’s current understanding of all of the outstanding legal matters, management does not believe that judgments or settlements arising from any pending or threatened litigation, individually or in the aggregate, would have a material adverse effect on the consolidated financial condition or results of operations.

(17) Business Segments

The Bank has been identified as a reportable operating segment in accordance with the provisions of ASC 280. HMN, the holding company, did not meet the quantitative thresholds for a reportable segment and therefore is included in the “Other” category.

The Company evaluates performance and allocates resources based on the segment’s net income, return on average assets and return on average equity. Each corporation is managed separately with its own officers and board of directors. The following table sets forth certain information about the reconciliations of reported profit and assets for each of the Company’s reportable segments.

(Dollars in thousands)	Home Federal Savings Bank	Other	Eliminations	Consolidated Total
At or for the nine months ended September 30, 2024:
Interest income – external customers	$36,988	0	0	36,988
Non-interest income – external customers	6,598	0	0	6,598
Intersegment interest income	0	260	(260)	0
Intersegment non-interest income	214	2,656	(2,870)	0
Interest expense	15,062	0	(260)	14,802
Provision for credit losses	(476)	0	0	(476)
Non-interest expense	25,338	1,704	(214)	26,828
Income tax expense (benefit)	1,220	(389)	0	831
Net income	2,656	1,601	(2,656)	1,601
Total assets	1,095,088	114,426	(114,302)	1,095,212
At or for the nine months ended September 30, 2023:
Interest income – external customers	$31,937	0	0	31,937
Non-interest income – external customers	6,086	0	0	6,086
Intersegment interest income	0	228	(228)	0
Intersegment non-interest income	201	4,889	(5,090)	0
Interest expense	8,571	0	(228)	8,343
Provision for credit losses	566	0	0	566
Non-interest expense	21,981	651	(201)	22,431
Income tax expense (benefit)	2,217	(87)	0	2,130
Net income	4,889	4,553	(4,889)	4,553
Total assets	1,154,015	101,855	(101,699)	1,154,171
At or for the quarter ended September 30, 2024:
Interest income – external customers	$12,409	0	0	12,409
Non-interest income – external customers	2,481	0	0	2,481
Intersegment interest income	0	85	(85)	0
Intersegment non-interest income	71	11	(82)	0
Interest expense	5,056	0	(85)	4,971
Provision for credit losses	39	0	0	39
Non-interest expense	9,626	1,057	(71)	10,612
Income tax expense (benefit)	229	(274)	0	(45)
Net income (loss)	11	(687)	(11)	(687)
Total assets	1,095,088	114,426	(114,302)	1,095,212
At or for the quarter ended September 30, 2023:
Interest income – external customers	$11,527	0	0	11,527
Non-interest income – external customers	2,184	0	0	2,184
Intersegment interest income	0	88	(88)	0
Intersegment non-interest income	71	1,602	(1,673)	0
Interest expense	3,812	0	(88)	3,724
Provision for credit losses	318	0	0	318
Non-interest expense	7,134	218	(71)	7,281
Income tax expense (benefit)	916	(26)	0	890
Net income	1,602	1,498	(1,602)	1,498
Total assets	1,154,015	101,855	(101,699)	1,154,171